                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




         We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-12991) pertaining to the 1976 Employees' Incentive Stock Option Plan and (Form S-8 No. 333-11565) pertaining to the 1995 Stock Option Plan and to the incorporation by reference in the Registration Statement (Form S-3/A No. 333-11547, Form S-3 No. 333-11547, and Form S-4 No. 33-99278)
and the related Prospectuses of our report dated December 19, 1996, with respect to the consolidated financial statements of Autologic Information International, Inc. included in its Annual Report (Form 10-K) for the year ended November 1, 1996.




                                                /s/ ERNST & YOUNG LLP
                                                ------------------------------
                                                    Ernst & Young LLP




Woodland Hills, California
January 29, 1997